EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-90319 and 333-90313) on Form S-8 for CareAdvantage, Inc. of our report dated March 29, 2007, on our audit of the consolidated financial statements of CareAdvantage, Inc. as of December 31, 2006 and for the years ended December 31, 2006 and 2005 included in the Annual Report on Form 10-KSB for the year ended December 31, 2006.

/s/ Eisner, LLP

New York, NY
March 29, 2007